EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation in this Registration Statement on Form S-8, of our report dated April 4, 2007 relating to the balance sheet and the related statements of operations, stockholders' equity, and cash flows of Accelerize New Media, Inc. at December 31, 2006. We also consent to the reference to our firm under the caption "Experts" in the prospectus.

Sherb & Co, LLP
SHERB & CO., LLP,
Certified Public Accountants

New York, NY
October 17, 2007